Exhibit 99.4

                                  Certification
                       Pursuant To 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Highlands Bankshares, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James R. Edmondson, Jr., Chief Financial Officer, Highlands Union Bank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         7. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         8. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/S/ James R. Edmondson, Jr.
---------------------------
James R. Edmondson, Jr.
Chief Financial Officer, Highlands Union Bank
March 26, 2003


This certification accompanies this Report pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


[A signed original of this written statement required by Section 906 has been provided to Highlands Bankshares, Inc. and will be retained by Highlands Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]